Z Yachts, Inc.

3598 Old Milton Parkway

Alpharetta, GA 30005

877-885-1650

www.zyachts.com

Z Yachts Manufacturer Direct Program Agreement

THIS AGREEMENT is made this 23 day of June, 2005 by and between Z Yachts, Inc. of 3598 Old Milton Parkway, Alpharetta, GA 30005, and Xtreme Companies Inc. ("Xtreme") whose address is:

300 Westlin, Drive

Washington, Mo 63090

WITNESSETH:

Whereas Xtreme is engaged in the North American production, distribution, marketing and sale of Challenger and all Xtreme brands, and whereas, Z Yachts is desirous of offering Challenger and all Xtreme brands for sale to their exlstsng and Future clientele (hereinafter known as the "BUYER"). It is mutually agreed by Z Yachts and Xtreme as follows:

1.

Right to Represent.   Z Yachts Shall hereby have the right to represent Xtreme and to place orders for new Challenger Boats, all Xtreme brands of boats, and any new additional products marketed by Xtreme and/or Challenger including but not limited to the Forza Brand name that Challenger has the exclusive right to distribute or represent on behalf of the Buyer. It is agreed that the Z Yachts shall display and distribute information about Challenger and all Xtreme brands in the following manner:

(a)

Online, In the form of industry accepted "listing materials" which may include photographs, specifications, drawings and other images as provided by Xtreme. Z Yachts may create hypothetical inventories and pricing for any unbuilt Challenger and all brands of Xtreme boats, and agrees to make note of such hypothetical nature withhin the body of the written inventory. Z Yachts may recreate listing details and information for completed new or preowned Challenger and all Xtreme Yachts as owned by Xtreme. Xtreme agrees to keep Z Yachts advised of the sale status of these boats at all times.

(b)

Via Regional Boat Shows, in the form of printed and/or video listing materials following the guidelines referred to above. Z Yachts agrees to advise Xtreme of the proposed show schedule in advance of said show.

During Boat Shows in which Xtreme is participating directly, with or without a physical boat on display, Z Yachts may arrange for individual sales staff to work in accord with Xtreme. Such arrangements shall remain flexible and be discussed prior to the show.

(c)

Z Yachts shall not use any advertising, promotional, or informational materials for the purpose of advertising, promoting or otherwise publicizing the products of Xtreme without having first obtained written approval of Xtreme.

2.

Exclusivity.  It is expressly understood that Z Yachts' right to represent the Buyer in the purchase of Challenger and all Xtreme brands does not imply that the Broker  is an "Authorized Agent" for Xtreme and is not guaranteed exclusive sales rights to any particular territory. It is understood that Xtreme may also represent the sale of Challenger and all Xtreme brands of boats within the Z Yachts home city(ies) or region(s). As such, any use of the Xtreme Logo shall be in the form of printed or digital materials as created or authorized by Xtreme. Z Yachts may elect to become an Authorized Agent at a mutually agreeable future date, the terms of which shall be determined at such time.

3.

Commission Structure.  Z Yachts shall be entitled to a sales commission of ten percent (10%) of the purchase price of the boat, not be less than the published online pricing in Exhibit A, to be paid upon closing of the sale of any Challenger or Xtreme brand boat. Z Yachts  shall be entitled to an additional eight percent (8%) commission an all sales made during the first ninety (90) days of the contract between Z Yacts and Xtreme companies. This additional eight percent (8%) commission serve as an incentive for Z Yachts' Brokers and will be automatically renewed every ninety (90) days for a one year period. With the exception  of any sales that occur in the states of Florida, Georgia, Missouri, South Carolina and North Carolina; whereas Z Yachts shall be entitled to an additional five percent (5%) commission, not the standard eight percent (8%).

4.

Expenses.  Z Yachts shall solely responsible for paying all expenses incurred by Z Yachts in performing this Agreement, including but not limited to travel, food, lodging, secretarial, telephone, and other expenses.

5.

Lead Generation, Marketing, Support & Action.  Z Yachts and Xtreme mutually agree to exert appropriate effort to market, sell and support all brands of Xtreme boats and the Buyers thereof:

(a)

Z Yachts agrees to log and track any sales leads generated through marketing efforts, and to present any interested parties at a mutually agreeable time interval, or as required of the particular situation to determine further actions required.

(b)

Xtreme agrees to maintain similar records and to connect the Z Yacht name with the prospective Buyer, should a sale result, and to provide the tools and information required of Z Yachts and Buyer to affect a Sale.

(c)

Any Xtreme show space shall be made available to Z Yachts at any mutually agreeable time, for the purpose of introducing clients to Challenger and all Xtreme brands of boats. It is understood that the number and variety of Challenger and Xtreme Boats available for inspection will vary.

(d)

Although every effort will be made to protect Z Yachts to the total sales commission as discussed in Paragraph 3, both parties further agree that an unforeseen event or situation may occur wherein the total sales commission must be split in a mutually agreeable manner between these and/or other parties. If an unforeseen event does take place, all details shall be provided in writing to Xtreme prior to a sales commission being paid.

6.

Terms of Purchase

(a)

Z Yachts must provide a written purchase agreement based upon the published online pricing. (Exhibit A.) Such purchase order shall be issued in accord with reasonable purchase order guidelines. Purchase orders are subject to acceptance by Xtreme.

(b)

The Xtreme factory reserves the right to change its standard specifications and pricing at any time. Xtreme agrees to advise Z Yachts of any such changes as they occur.

(c)

Challenger and all Xtreme brands of boats are built on a system of progressive payments according to the following schedule:

Earnst money deposit - Ten percent (10%) at the time of order to be paid in the form of a wire or cashiers check to be paid to Xtreme Companies.

Closing Payment - Ninety percent (90%) when a sale is closed and buyer takes possession of the Challenger/Xtreme Boat to be paid in the form of a wire or cashiers Check to be paid to Xtreme Companies.

(d)

Xtreme will invoice the Buyer and close each sale. Z Yachts will assure that the buyer has acquired adequate financing at the time of placing the order.

(e)

Trade-Ins or any used boats that the buyer intends to use for any portion of the Purchase price of a Challenger or Xtreme boat will be the sole responsibility of Z Yachts.  Neither Challenger nor Xtreme will accept any trade-in as part of the Purchase price of a new order.

(f)

The Buyer will be liable for any taxes and delivery charges incurred with taking possession of any Challenger and/or Xtreme Boat.

7.

Warranty.  Xtreme warrants all Challenger and Xtreme boats in accordance with the limited warranty document that accompanies each Challenger and Xtreme Boat. The foregoing warranty is in lieu of all other warranties, express or implied, including without limitation any implied warranty of merchantability or fitness for a particular purpose. Neither party shall be liable or deemed to be in default far delay or failure in performance hereunder resulting from any cause beyond the reasonable control of such party.

8.

Trademarks.

Z Yachts and Xtreme agree that Z Yachts has not received any written or oral grant of a license to use any trade name, trademark service mark, or related right of Challenger and all Xtreme brands of boats (hereinafter called "Marks") for the Z Yachts business. All such Marks are to be  identified solely with Xtreme boats offered for sale by Z Yachts. Z Yachts acknowledges that all rights to the Marks remain exclusively with Xtreme. Z Yachts agrees to respect such Marks and not remove them or attempt to disassociate them from the Challenger or Xtreme brands of boats.

9.

Terms of Agreement.  This Agreement shall remain in force for one (1) year from the date set forth above, and shall be automatically renewed on a yearly basis thereafter unless either party gives written notice of non-renewal no later than ninety (90) days prior to the expiration of the original term, or any renewal term of this Agreement.  Notice of non-renewal may be given for any reason by either party.

Z Yachts may terminate this Agreement at any time upon ninety (90) days written notice to Xtreme for "Just Cause." "Just Cause" is defined as the failure of Xtreme to perform any essential condition or obligation of this and any subsequent additional Agreement.

Xtreme may terminate this Agreement at any time upon ninety (90) days written notice to Z Yachts, for "Just Cause."  "Just Cause" is defined as the failure of Z Yachts to per perform any essential condition or obligation of this and any subsequent additional Agreement.

This Agreement shall also be terminated if either party is prevented  from substantially performing its obligations hereunder by any laws, governmental regulations, orders, judicial decrees, treaties, embargoes, enacted or promulgated by any governmental agency.

10.

Disputes.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the reward rendered by the arbitrator or arbitrators may be entered by any court of competent jurisdiction. It is agreed by the parties hereto that any arbitration proceedings will be held in Atlanta, Georgia, at the address designated by the arbitrator or arbitrators appointed by the American Arbitration Association.

11.

Independent Contractor Relationship.  Z Yachts is an independent contractor and is not an employee, servant  partner or joint venturer of Xtreme. Xtreme is not responsible for withholding, and shall not withhold or deduct from the commissions, FICA or taxes of any kind, unless such withholding becomes legally required. Z Yachts or any employees of Z Yachts shall not be entitled to workers compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing, or Social Security on account of his or her services.

12.

Assignment.  Z Yachts may not assign its rights or delegate its duties under this Agreement without the prior written consent of Xtreme. Xtreme's rights and obligations under this Agreement may be assigned and delegated upon notice to Z Yachts.

13.

Entire Agreement.  This Agreement embodies all agreements and understandings of Xtreme and Z Yachts with respect to the subject matter hereof, and may not be amended or modified except by an instrument in writing executed by Z Yachts and Xtreme.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives effective as of the date set forth above.

Z Yachts Inc.

                                           Xtreme Companies, Inc.

By:  James G. Weller                                    By:  Kevin Ryan

Title:  President                                            Title:  CEO

Signature: /s/ James G. Weller                        Signature: /s/ Kevin Ryan